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                                                                     Exhibit 5.1

                               REITLER BROWN LLC

800 Third Avenue                                                  (212) 209-3050
New York, NY  10022-7604                                      Fax (212) 371-5500

                                                                October 23, 2001

Claimsnet.com inc.
12801 North Central Expressway
Dallas, Texas 75243
Attention: Chairman of the Board, President and
  Chief Executive Officer

RE:      Form S-3 Registration Statement

Gentlemen:

         We have acted as securities counsel to Claimsnet.com inc., a Delaware corporation (the "Company"), in connection with certain matters relating to the registration statement on Form S-3 (File No. 333-60192) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the sale of, among other things, up to 3,092,229 shares (the "Shares") of common stock, par value $.001 per share, of the Company.

         In connection herewith, we have examined such records, documents, statutes and decisions as we have deemed relevant. In addition, we have relied upon certificates of officers of the Company and certificates and telegrams of public officials as to certain matters relating to this opinion as we have deemed necessary for purposes hereof.

         Based upon, and subject to, the foregoing, we are of the opinion, as at the date hereof, that the Shares are validly authorized and legally issued, fully paid, and nonassessable.

         We are members of the Bar of the State of New York. The opinion expressed herein is expressly limited to the laws of the State of New York, the Federal laws of the United States of America, and the General Corporation Law of the State of Delaware. We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and the reference to our firm in the Registration Statement under the caption "Legal Opinions." By doing so, we do not admit that we come within the category of persons whose consent is required by the Act or the rules and regulation promulgated thereunder.

                                                           Very truly yours,

                                                           /s/ Reitler Brown LLC